UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: May 8, 2009

ADVANCED GROWING SYSTEMS, INC.
(Name of Registrant as specified in its charter)

Nevada	000-52572	20-4281128
(State or other jurisdiction of incorporation or jurisdiction)	(Commission file Number)	(I.R.S. Employer Identification Number)

3050 Royal Boulevard South, Ste 135
Alpharetta, GA 30022
 (Address of principal executive offices)

Registrant’s telephone number, including area code: (678) 387-5061

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2009, the Board of Directors of Advanced Growing Systems, Inc. (the “Company”) elected Sam Healey as a member of our Board of Directors.  Mr. Healey was not appointed to any committees of the Board of Directors.  There is no family relationship between Mr. Healey and any of our current directors or officers.

Mr. Healey has been elected to the Board of Directors pursuant to the terms of the Company’s senior secured convertible promissory note (the “Note”) with Lamassu Capital Management, LLC., filed on Form 8-K on August 25, 2008.

Except for the Note, Mr. Healey has not been nor is he a party to any transaction within the last fiscal year, or any currently proposed transaction to which we are a party.

Sam Healey’s biography is as follows:

Sam Healey (Age: 37), was founder of Lamassu Capital in 2006 as a primary investment vehicle for small and micro cap companies in the Clean Technology Sector. In 2008, he brought Lamassu Capital under the umbrella of Lamassu Holdings, LLC.  Lamassu Holdings is engaged in both the public and private markets specializing in emerging companies in the clean technologies, energy, energy efficiency and technology sectors.   From 2004 – 2006, Sam Healey was a proprietary trader for Assent Trading, an industry leader and one of the largest, most experienced firms within the direct access marketplace.  From 1996 – 2003 Sam Healey was involved in the start up of small business in Austin Texas.  Sam Healey graduated from Oberlin College in 1995 with a Highest Honors in Microbiology.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

 None.

SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED GROWING SYSTEMS, INC.

Date: May 12, 2009	By:	/s/ Chris J. Nichols
Chris J. Nichols
Principal Executive Officer